Morgan Stanley Pacific Growth Fund
                          Item 77(O) 10F-3 Transactions
                        October 31, 2003 - March 31, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
            12/12/  13,078   $0.47  $6,147,0  738,00  0.012%   0.17    China
China Life    03    ,848,9           59,000      0              0%   Internatio
Insurance             36                                                nal
 Company                                                              Capital
 Limited                                                             Corporatio
                                                                         n,
                                                                     Citigroup,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                      Boston,
                                                                      Deutsche
                                                                      Bank and
                                                                       Lehman
                                                                      Brothers

            12/15/  384,34   $2.25  $864,787  127,70  0.033%   0.13    Morgan
 Bangkok      03     9,800            ,050       0              2%    Stanley,
   Bank                                                               ABN AMRO
  Public                                                             Rothschild
 Company                                                                 ,
 Limited                                                             Citigroup,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                      Boston,
                                                                        Asia
                                                                     Commercial
                                                                        Bank
                                                                      Limited
                                                                      and ING
                                                                        Bank